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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No.'s 33-16409, 33-38259 and 33-78614 of Shorewood Packaging Corporation each on Form S-8 of our report dated June 27, 1995, appearing in this Annual Report on Form 10-K of Shorewood Packaging Corporation for the 52 weeks ended April 29, 1995.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 25, 1995





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